Exhibit No. 99.1

Contacts:	Investors:	Media:
	Deborah R. Jacobson	Mark Semer
	LIN TV Corp.	Kekst and Company
	(401) 457-9403	(212) 521-4802

LIN TV CORP. REPORTS 2003 FOURTH-QUARTER AND FISCAL-YEAR RESULTS

PROVIDENCE, RHODE ISLAND, February 10, 2004 – LIN TV Corp. (NYSE: TVL), the parent of LIN Television Corporation, today reported financial results for the fourth quarter and fiscal year ended December 31, 2003. The reported results reflect the impact of the acquisition of Sunrise Television Corp. on May 2, 2002.

Reported Results

LIN TV’s net loss for the fourth quarter of 2003 was $44.2 million, or $0.88 per share, compared to net income of $12.7 million, or $0.25 per share, during the fourth quarter of 2002. Fourth quarter 2003 net revenues were $97.4 million, a decrease of 8.2% from net revenues of $106.1 million in the fourth quarter of 2002. In accordance with Statement of Financial Accounting Standards No. 142 (SFAS 142), the Company discontinued the amortization of goodwill and broadcast licenses on January 1, 2002, and is now required to review goodwill and broadcast license valuations at least annually. In the fourth quarter of 2003, LIN recorded a $51.7 million pre-tax impairment in the carrying value of its broadcast licenses, which is reflected as an operating expense. The decline in market revenue, resulting from the challenging market conditions in 2003 caused by the war and soft advertising environment, contributed to the impairment.

The Company reported an operating loss of $26.7 million in the fourth quarter of 2003, due in large part to the $51.7 million impairment recorded in the quarter compared to $36.8 million of operating income in the fourth quarter of 2002. Direct operating expenses, which exclude depreciation and amortization, decreased 1.9% in the fourth quarter while selling, general and administrative expenses increased 3.4%. Corporate expenses declined 15.8% to $4.3 million due to the absence of transaction-related expenses that were incurred in the 2002 fourth quarter. Depreciation and amortization of intangible assets increased 4.2% to $8.8 million due to additional capital expenditures in 2003 and new equipment that went into operation during the year.

Fourth-quarter broadcast cash flow (operating income plus corporate expenses plus depreciation and amortization of program rights plus other non-cash items minus cash program payments) was $40.6 million for the fourth quarter of 2003 down from $50.6 million in the comparable 2002 period. Cash corporate expenses for the fourth quarter of 2003 were $4.0 million compared to $4.6 million in the fourth quarter of 2002. The Company received $2.7 million of cash distributions from equity investments in the fourth quarter of 2003 compared to $5.4 million in the fourth quarter of 2002. Interest expense for the fourth quarter of 2003 was $12.3 million of which $10.1 million was paid in cash.

The Company’s net loss for fiscal year 2003 was $90.4 million, or a net loss of $1.81 per share, compared to a net loss in 2002 of $47.2 million, or a loss of $1.13 per share. Net revenues for the year were $349.5 million compared to $349.6 million in 2002. The parity in net revenue is due largely to the May 2002 acquisition of the Sunrise television stations. Operating income for 2003 was $30.6 million, compared to $109.7 million of operating income in 2002 with $51.7 million of the decline due to the impairment charge in 2003. Broadcast cash flow in 2003 was $133.8 million, a 10.8% decrease from $150.0 million in 2002. Corporate overhead paid in cash for 2003 was $15.3 million compared to $12.4 million in 2002. The company received $7.5 million of cash distributions from equity investments in 2003 compared to $6.4 million received in 2002.

Interest expense in 2003 declined 36.8% to $60.5 million from $95.8 million in 2002 due to the company’s refinancing activity during the year. The refinancing also contributed to a $53.6 million charge due to the early extinguishment of debt. Capital expenditures were $13.4 million in the fourth quarter of 2003 compared to $13.2 million for the fourth quarter of 2002 and a total of $28.4 million for the full year 2003 compared to $39.3 million for 2002.

Broadcast cash flow is a non-GAAP financial measure. LIN TV believes that the presentation of this non-GAAP measure is helpful to investors because it is used by lenders to measure the company’s ability to service debt and by industry analysts to determine the market value of stations and their operating performance. Management used the measure, among other things, in evaluating the operating performance of the LIN stations and as a component of incentive bonus payments to key personnel. A reconciliation of GAAP results to broadcast cash flow is included in the attached exhibits.

Adjusted Results

LIN TV also reported adjusted results to reflect the acquisition or disposition of certain of the Sunrise television stations as if they had occurred on January 1, 2002. In addition, the adjusted presentation excludes operating results of the Sunrise North Dakota stations, which were sold in August 2002, and the operating results of KRBC-TV and KACB-TV in Abilene and San Angelo, Texas, which were sold on June 13, 2003. These results are non-GAAP financial measures and management believes they are useful to investors as they reflect the operating results of the stations currently owned by the Company and also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. A reconciliation of GAAP to adjusted results is included in the attached exhibits.

Net revenue for 2003 was $349.5 million, a 4.7% decline from adjusted net revenue of $366.6 million in 2002 and operating income for 2003 was $30.6 million compared to $112.7 million of adjusted operating income in 2002. Broadcast cash flow for 2003 was $133.8 million compared to adjusted broadcast cash flow of $154.8 million in 2002. The company recorded approximately $3.8 million of net political revenue in 2003 compared to approximately $22.2 million in adjusted net political revenue in 2002. Fourth-quarter and fiscal year results of 2003 were not affected by the adjustments.

CEO Comment

Gary R. Chapman, LIN TV’s Chairman, President and Chief Executive Officer, said: “LIN TV’s results throughout the difficult advertising market in 2003 reflect the fundamental strength of our stations. We are encouraged by our results towards the end of 2003 and in early 2004. Advertising time sales improved in December and each of the months in this year’s first quarter. Political activity is beginning and is expected to increase throughout the year, and our NBC stations have already sold more than 50% of their advertising time for the Olympics. These events, combined with the continued strong management of our stations, should have a positive impact on our 2004 results.”

Balance Sheet

Total debt outstanding on December 31, 2003 was $700.4 million and cash balances were $9.5 million at year-end. Net consolidated leverage as defined in the Company’s senior credit facility (total debt minus cash and cash equivalents divided by $127.5 million, representing trailing four quarters of broadcast cash flow less corporate overhead and including joint venture distributions) at the end of the quarter was 5.4X on an adjusted basis, compared to a permitted leverage covenant of 6.25X.

LIN TV had 50.2 million common shares outstanding on December 31, 2003. Weighted average shares outstanding were 50.1 million for the quarter and 50.0 million for the full year 2003.

Guidance

LIN TV believes that, based on current pacings for the first quarter of 2004, net revenue for the first quarter of 2004 will increase in the mid-single digits and operating income should increase in the high-single to low-double digits compared to the first quarter operating income of $11.8 million in 2003.

The Company estimates the following expense ranges for the full year 2004:

Direct operating and SG&A expenses	approximately $196 -198 million
Program amortization	approximately $21- $22 million
Cash payments for programming	approximately $24- $25 million
Depreciation and amortization	approximately $32- $33 million
Interest expense	approximately $38 -$40 million
Corporate overhead	approximately $15- $16 million

Network compensation	approximately $10 -$11 million
Capital expenditures	approximately $28 -$30 million
Cash taxes	approximately $9 -$10 million

Recent Developments

On January 8, 2004, LIN TV signed an asset purchase agreement for the sale of WEYI-TV, the NBC affiliate serving Flint, Michigan, for $24 million in cash. The transaction is subject to government approval and is expected to be completed by the middle of 2004. As such, the operating results for WEYI will be treated as discontinued operations in 2004. The proceeds of this transaction will be applied to reduce debt outstanding. Anticipating these sale proceeds, LIN TV utilized available funds under its revolving credit facility to purchase approximately $29.5 million of its 8% senior unsecured bonds in negotiated transactions with an institutional investor. With these adjustments, the Company’s weighted average cost of debt is reduced to approximately 5.5%.

The Company acquired WIRS-TV, channel 42 in Yauco, Puerto Rico, for $4.5 million on January 15, 2004. WIRS will become part of the WJPX network to provide over the air reception for WJPX in an under-served region of the island. In addition, on January 30, 2004, the Company agreed to purchase WTIN-TV, channel 14 in Ponce, Puerto Rico, for $5 million. WTIN is currently a satellite station for WAPA to boost over-the-air reception for the WAPA network in Ponce. The WTIN acquisition is subject to FCC approval.

Mr. Chapman has terminated his previously disclosed 10b5-1 plan, which had been scheduled to expire on June 1, 2004. This plan contemplated the sale of 26,494 shares of common stock that Mr. Chapman will receive in the first half of 2004 upon the required exercise of “phantom units” issued to him in 1998. Mr. Chapman instead intends to pay taxes associated with the transaction out of personal funds and retain ownership of such shares.

About LIN TV Corp.

LIN TV Corp. is an owner and operator of network-affiliated television stations in mid-sized markets. Headquartered in Providence, Rhode Island, the Company operates 23 television stations in 13 markets, two of which are LMAs. LIN’s stations are:

Market	Station	DMA	Channel	Network

Indianapolis	WISH-TV	25	8	CBS
	WIIH- CA		17	Univision
New Haven	WTNH-TV	27	8	ABC
	WCTX-TV		59	UPN
Grand Rapids	WOOD-TV	38	8	NBC
	WOTV-TV		41	ABC
	WXSP-CA		LPs	UPN
Norfolk	WAVY-TV	41	10	NBC

Market	Station	DMA	Channel	Network

	WVBT-TV		43	Fox
Buffalo	WIVB-TV	44	4	CBS
	WNLO-TV		23	UPN
Providence	WPRI-TV	48	12	CBS
	WNAC-TV		64	Fox (LMA)
Austin	KXAN-TV	54	36	NBC
	KNVA-TV		54	WB (LMA)
	KBVO-CA		LPs	Telefutura
Dayton	WDTN-TV	59	2	ABC
Toledo	WUPW-TV	69	36	Fox
Fort Wayne	WANE-TV	105	15	CBS
Springfield	WWLP-TV	106	22	NBC
Lafayette	WLFI-TV	189	18	CBS
San Juan	WAPA-TV	NA	4	Independent
	WJPX-TV		24	Independent

LIN TV also owns approximately 20% of KXAS-TV in Dallas, Texas and KNSD-TV in San Diego, California through a joint venture with NBC, and a 50% non-voting investment in Banks Broadcasting, Inc., which owns KWCV-TV in Wichita, Kansas and KNIN-TV in Boise, Idaho. Finally, LIN is a 1/3 owner of WAND-TV, the ABC affiliate in Decatur, Illinois, which it manages pursuant to a management services agreement.

Financial information and overviews of LIN TV’s stations are available on the Company’s website at www.lintv.com.

Conference Call

LIN TV Corp. will host a teleconference at 11:00 AM (Eastern time) to discuss its financial results. The teleconference can be accessed live (listen-only) via the Investor Relations section of LIN TV’s website at www.lintv.com. To access the teleconference by telephone:

800-231-9012 (within the U.S.)
719-457-2617 (outside the U.S.)
Reference code 502731

Those who intend to access the teleconference should register at least ten minutes in advance to ensure access.

For those unavailable to participate in the live teleconference, a replay can be accessed via the Investor Relations section of www.lintv.com from 2:00 PM on February 10 through midnight on February 17. To access the playback by telephone, dial:

888-203-1112 (within the U.S.)
719-457-0820 (outside the U.S.)
Reference code 502731

Safe Harbor Statement

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results, and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties, including, among other factors, general economic conditions, demand for advertising, the war in Iraq or other geopolitical events, competition for audience and programming, government regulations and new technologies, that could cause actual results of LIN TV to differ materially from the forward-looking statements. Factors that could contribute to such differences include the risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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LIN TV CORP.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share information)

	Three months ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Net revenues	$97,428	$106,091	$348,529	$349,594

Operating costs and expenses:
Direct operating (excluding depreciation of $8.5 million and $8.2 million for the three months ended December 31, 2003 and 2002, respectively, and $31.4 million and $28.0 million for the years ended December 31, 2003 and 2002, respectively)	26,512	27,020	102,093	96,409
Selling, general and administrative	24,507	23,710	91,554	80,691
Amortization of program rights	8,346	5,049	24,835	20,759
Corporate	4,304	5,112	16,101	12,508
Restructuring charge	13	(22)	115	909
Depreciation and amortization of intangible assets	8,809	8,453	32,614	28,658
Impairment of broadcast licenses	51,665	—	51,665	—

Total operating costs and expenses	124,156	69,322	318,977	239,934
Operating (loss) income	(26,728)	36,769	30,552	109,660

Other (income) expense:
Interest expense	12,323	23,084	60,505	95,775
Investment income	(91)	(735)	(1,015)	(3,131)
Share of income in equity investments	1,658	(2,119)	(478)	(6,328)
Loss (gain) on derivative instruments	4,630	(513)	(2,620)	(5,552)
Gain on redemption of investment in Southwest Sports Group	—	—	—	(3,819)
Fee on termination of Hicks Muse agreements	—	—	—	16,000
Loss on impairment of investment	—	—	250	2,750
Loss on extinguishment of debt	516	3,199	53,621	5,656
Other, net	339	490	838	356

Total other expense, net	19,375	23,406	111,101	101,707
(Loss) income from continuing operations before (benefit from) provision for taxes and cumulative effect of change in accounting principle	(46,103)	13,363	(80,549)	7,953
(Benefit from) provision for income taxes	(1,937)	734	10,053	25,501

(Loss) income from continuing operations before cumulative effective of change in accounting principle	(44,166)	12,629	(90,602)	(17,548)

Discontinued operations:
Loss from discontinued operations, net of tax benefit of $45 and tax provision of $22 for the three months and year ended December 31, 2002, respectively.	—	(74)	—	(40)
Gain on sale of discontinued operations, net of tax provision of $109 for the year ended December 31, 2003 and $425 for the year ended December 31, 2002	—	—	(212)	(982)
Cumulative effect of change in accounting principle, net of tax benefit of $16,525	—	—	—	30,689

Net (loss) income	$(44,166)	$12,703	$(90,390)	$(47,215)

Basic and diluted (loss) income per common share:
(Loss) income from continuing operations before cumulative effect of change in accounting principle	$(0.88)	$0.25	$(1.81)	$(0.42)
Loss from discontinued operations, net of tax	—	—	—	—
Gain on sale of discontinued operations, net of tax	—	—	—	0.02
Cumulative effect of change in accounting principle, net of tax	—	—	—	(0.73)
Net (loss) income	(0.88)	0.25	(1.81)	(1.13)

Weighted-average number of common shares outstanding used in calculating basic (loss) income per common share	50,105	49,869	49,993	41,792
Weighted-average number of common shares outstanding used in calculating diluted (loss) income per common share	50,105	50,510	49,993	41,792

LIN TV CORP.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share information)

	Three months ended
	December 31,		Year Ended December 31,

	2003	2002	2003	2002

Supplemental Financial Data:
Debt outstanding	$700,367	$864,520	$700,367	$864,520
Cash and cash equivalents	9,475	143,860	9,475	143,860
Capital expenditures	13,351	13,168	28,357	39,275
Capital distributions from equity investments	2,650	5,386	7,540	6,405
Cash taxes	710	676	5,758	1,029
Program rights payments (excludes TX station payments)	5,798	4,791	23,029	22,453
Station non-cash items	15	—	942	—

Interest Expense Components:
Senior Credit Facility	$1,834	$184	$7,194	$3,928
$300,000 8 3/8% Senior Subordinated Notes	—	6,282	11,445	25,125
$325,000 10% Senior Discount Notes	—	—	330	—
$100,000 10% Senior Discount Notes	—	—	190	—
$210,000 8% Senior Notes	4,069	4,200	16,669	16,800
$200,000 6 1/2% Senior Subordinated Notes	3,338	—	8,394	—
$125,000 2.50% Exchangeable Senior Subordinated Debentures	895	—	2,110	—
Other	—	650	—	2,715

Cash interest expense	10,136	11,316	46,332	48,568
Amortization of discount and deferred financing fees	2,187	11,768	14,173	47,207

Total interest expense	$12,323	$23,084	$60,505	$95,775

LIN TV CORP.

Unaudited Adjusted Condensed Consolidated Statements of Operations

(In thousands, except per share information)

					For the Year
	For the Year Ended December 31, 2002				Ended
					December 31,
			Adjustment for		2003
		Adjustment for	Elimination of HMTF
	Actual	Sunrise Merger(1)	Monitoring Fees	Adjusted	Actual(2)

Net revenues	$349,594	$17,026	$—	$366,620	$349,529

Operating costs and expenses:
Direct operating	96,409	5,103	—	101,512	102,093
Selling, general and administrative	80,691	4,991	—	85,682	91,554
Amortization of program rights	20,759	2,142	—	22,901	24,835
Corporate	12,508	—	(363)	12,145	16,101
Restructuring charge	909	—	—	909	115
Impairment of broadcast licenses	—	—	—	—	51,665
Depreciation and amortization of intangible assets	28,658	2,135	—	30,793	32,614

Total operating costs and expenses	239,934	14,371	(363)	253,942	318,977
Operating income	109,660	2,655	363	112,678	30,552

Other (income) expense:
Interest expense	95,775	—	—	95,775	60,505
Investment income	(3,131)	—	—	(3,131)	(1,015)
Share of income in equity investments	(6,328)	—	—	(6,328)	(478)
Loss (gain) on derivative instruments	(5,552)	—	—	(5,552)	(2,620)
Gain on redemption of investment in Southwest Sports Group	(3,819)	—	—	(3,819)	—
Fee on termination of Hicks Muse agreements	16,000	—	—	16,000	—
Loss on impairment of investment	2,750	—	—	2,750	250
Loss on extinguishment of debt	5,656	—	—	5,656	53,621
Other, net	358	—	—	356	838

Total other expense, net	101,707	—	—	101,707	111,101
Income from continuing operations before provision for income taxes	7,953	2,655	363	10,971	(80,549)
Provision for income taxes	25,501	929	127	26,557	10,053

(Loss) income from continuing operations	$(17,548)	$1,726	$236	$(15,586)	$(90,602)

(1)	Includes WPRI, WNAC, WUPW, WDTN and WEYI. Excludes North Dakota (KFYR & KVLY) and Texas (KRBC & KACB) stations which were sold in 2002 and 2003, respectively.

(2)	Actual results for the year-ended December 31, 2003 do not require any adjustments to be comparable to the adjusted results for the year-ended December 31, 2002.

LIN TV Corp.

Reconciliation of Operating Income to Broadcast Cash Flow
and Adjusted Broadcast Cash Flow (Non-GAAP measures)
(Unaudited)
(In thousands)

	Three Months Ended
	December		Year Ended December 31,

	2003	2002	2003	2002

Operating income	(26,728)	36,769	30,552	109,660
Plus: Amortization of program rights	8,346	5,048	24,835	20,759
Depreciation and amortization of intangible assets	8,809	8,453	32,614	28,658
Impairment of broadcast licenses	51,665	—	51,665	—
Station non-cash items	15	—	942	—
Corporate	4,304	5,112	16,101	12,508
Restructuring costs	12	(22)	115	909
Less: Program payments	5,798	4,791	23,029	22,453

Broadcast cash flow (actual)	40,626	50,570	133,795	150,041
Plus: Sunrise merger (excluding North Dakota and Texas stations)	—	—	—	4,785	(1)

Broadcast cash flow (adjusted)	$40,626	$50,570	$133,795	$154,826

(1)	The Sunrise merger adjustments are as follows:

Operating income	$2,655
Plus: Amortization of program rights	2,142
Depreciation and amortization of intangible assets	2,135
Less: Program payments	2,147

Broadcast cash flow (adjusted)	$4,785